SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):   July 22, 1998
                                                  -------------------

                         NEWRIDERS, INC.
      (Exact name of registrant as specified in its charter)



  Nevada                    000-22775                   88-0361202
------------------      --------------------       -------------------------
(State of                  (Commission              (I.R.S. Employer
 Incorporation)             File Number)             Identification No.)



567 San Nicolas Drive, Suite 400, Newport Beach, California  92660
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             (Address of principal executive offices)



Registrant's telephone number, including area code   (714) 718-4630
                                                  --------------------


                               N/A
----------------------------------------------------------------
  (Former name or former address, if changed since last report)




                         Page 001 of 033
                Exhibit Index Located at Page 005

Item 2     Acquisition or Disposition of Assets.
-------------------------------------------------

     On July 22, 1998, Newriders, Inc. (the "Registrant") sold substantially all of the assets of the Myrtle Beach, South Carolina restaurant, bar and apparel shop owned and operated by the Registrant. The transaction was structured as an asset sale, and the sale included all of the furniture, fixtures, equipment, furnishings, kitchen equipment, bar equipment, office equipment, silverware, dishes, cooking utensils, storage room shelving and equipment, leasehold improvements, sound equipment, lighting, decorations, food, beverage and merchandise inventory and any other personal property of the Registrant (except certain excluded property not owned by the Registrant), located at the Registrant's Easyriders Cafe in Myrtle Beach, South Carolina.

     Pursuant to the Agreement for Sale and Purchase of Business Property ("Sale Agreement") and related agreements entered into by the Registrant on July 22, 1998, the Registrant sold said assets to Easyriders of Myrtle Beach, Inc., a South Carolina corporation ("Buyer"), assigned certain equipment leases to the Buyer and assigned its interest in the Myrtle Beach, South Carolina premises lease to the Buyer. The Buyer has assumed and agreed to pay, all of the Registrant's duties, debts, covenants and obligations under certain equipment leases, the Myrtle Beach, South Carolina premises lease and all of Registrant's accrued payroll obligations, accrued employer tax obligations, accounts payable, debts and other obligations of Registrant with respect to the Myrtle Beach, South Carolina restaurant, bar and apparel shop. Buyer's assumption of liabilities does not include an obligation on a certain financing lease ("FMAC Lease") with Franchise Mortgage Acceptance Corporation ("FMAC"). The Registrant is to use its reasonable best efforts to obtain a release of the FMAC Lease equipment from the FMAC lease and cause marketable title to be delivered to Buyer. Until that occurs, the Registrant shall be responsible to pay the remaining lease payments under the FMAC Lease.

     Buyer has agreed to cause the landlord under the premises lease to formally release and discharge the Registrant from all liability and obligations under the premises lease from and after the closing.

     The Buyer will become a franchisee of Easyriders Franchising, Inc.

     The Buyer is a newly formed South Carolina corporation, the capital stock of which is owned fifty percent (50%) by Leon Hatcher and fifty percent (50%) by Richard Stafford. Leon Hatcher is a Vice President, director and principal stockholder of the Registrant. Although Richard Stafford is not an executive officer, director or principal stockholder of the Registrant, Mr. Stafford owns and operates an Easyriders franchise in Charlotte, North Carolina pursuant to a franchise agreement with Easyriders Franchising, Inc. The Registrant is currently a party to a proposed reorganization transaction involving the acquisition of Easyriders Franchising, Inc. and certain of its affiliated companies which is the subject of a Form S-4 Registration Statement filed by Easyriders, Inc., a wholly owned subsidiary of the Registrant. Leon Hatcher is President and a director of the Buyer. Richard Stafford is Vice President and a director of the Buyer.

     The purchase price for the assets, as adjusted pursuant to the Sale Agreement, was $607,420.69, which included a six (6) month prepaid royalty of $35,000. The purchase price was paid by Buyer through a $100,000 cash down payment, and a promissory note for the balance of $507,420.69 with interest at the rate of twelve percent (12%) per annum, with both principal and accrued interest due and payable forty-five (45) days after the July 22, 1998 closing date. The promissory note is secured by a first priority lien on 300,000 shares of the Registrant's common stock owned and pledged by Leon Hatcher.

     The sale price was determined through negotiations with two competing prospective purchasers. The Registrant accepted the best overall offer made.

Item 5.   Other Events.
------------------------

     On July 31, 1998, the Registrant issued a press release, a copy of which is attached to this report as Exhibit 99.1, and incorporated herein by this reference.


Item 7.   Financial Statements and Exhibits.
--------------------------------------------

     (a)     Financial statements of businesses acquired.   Not applicable.

     (b)     Pro forma financial information.  Not applicable.

     (c)     Exhibits

            Exhibit No.       Exhibit Description
            -------------------------------------------------------------

             2.1 Agreement for Sale and Purchase of Business Property between Newriders, Inc. and Easyriders of Myrtle Beach, Inc. dated July 22, 1998

            99.1              Press Release dated July 31, 1998

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             NEWRIDERS, INC.
                                         -----------------------
                                              (Registrant)





Date:  August 5, 1998            By:     /s/William R. Nordstrom
                                         --------------------------
                                          William R. Nordstrom
                                          Executive Vice President

                          EXHIBIT INDEX


Exhibit No.      Exhibit Description                              Page No.
----------       -----------------------------------              --------
 2.1             Agreement for Sale and Purchase of
                 Business Property between Newriders,
                 Inc. and Easyriders of Myrtle Beach,
                 Inc. dated July 22, 1998

99.1             Press Release dated July 31, 1998                   -